EXHIBIT 10.6

OPTION AGREEMENT AMENDMENT

This Option Agreement Amendment (“Amendment”), entered into between Tim Sehn (the “Optionee”) and Snap Inc., a Delaware corporation (the “Company”), is effective as of November 7, 2017 (“Amendment Effective Date”), and amends that certain Stock Option Grant Notice and Agreement, dated September 6, 2013 (the “Agreement”) under the Company’s 2012 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Amendment and not defined have the meanings provided to such terms in the Agreement or the Plan, as applicable.

Whereas, pursuant to the Agreement, on September 6, 2013, the Board granted to the Optionee a stock option to acquire shares of Common Stock having an exercise price specified on Exhibit A (the “Option”) and governed by the Plan and the Agreement;

Whereas, as listed on Exhibit A to this Amendment, a portion of the Option has the status of an incentive stock option, while the rest of the Option has the status of a nonstatutory stock option (such latter portion, the “Nonstatutory Portion”); and

Whereas, the Board and the Optionee desire to amend the Agreement as to the Nonstatutory Portion of the Option as provided for in this Amendment.

In consideration of the mutual promises, covenants, and conditions, and for other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.Amendment.  With respect to the Nonstatutory Portion of the Option, Section 8(a) of the Agreement is amended to replace all references to “three (3) months” with “twelve (12) months.”

2.Status.  The portion of the Option that has the status of an incentive stock option will not be amended by this Amendment, and will remain outstanding in accordance with its terms.

2.Entire Agreement; Counterparts.  Except as explicitly modified in this Amendment, the Option and the Agreement will remain in full force and effect. In the event of any conflict between this Amendment and the Agreement, this Amendment will govern. This Amendment and the Agreement, with the attached exhibits attached, constitute the entire agreement between the Optionee and the Company regarding the terms and conditions of the Option. This Amendment supersedes all prior negotiations, representations, or agreements between the Optionee and the Company, whether written or oral, concerning the modifications of the Option in this Amendment. This Amendment may be executed in counterparts, each of which will constitute an original, together will constitute one and the same instrument.

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The parties have executed this Amendment as of the Amendment Effective Date.

SNAP INC.

/s/ Mike O’Sullivan
Mike O’Sullivan General Counsel

OPTIONEE

TIM SEHN

/s/ Tim Sehn

EXHIBIT A

Holder Name	Plan Name	Grant Reason	Grant Type	Grant No.	Grant Date	No of Shares Granted	Exercise Price per Share	Vesting Start Date
Sehn, Tim	2012EIP	New Hire	ISO	I024	9/6/2013	687,280	0.5820	9/3/2013
Sehn, Tim	2012EIP	New Hire	NSO	N024	9/6/2013	3,712,720	0.5820	9/3/2013
Sehn, Tim	2012EIP	Stock dividend	NSO	SOD-76	10/31/2016	3,712,720	0.5820	9/3/2013
Sehn, Tim	2012EIP	Stock dividend	ISO	SOD-75	10/31/2016	687,280	0.5820	9/3/2013
						8,800,000